SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

POWER SPORTS FACTORY, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25385	41-1853993
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

6950 Central Highway, Pennsauken, NJ	08109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 488-9333

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Executive Officer and Removal as Director and Election of New Chief Executive Officer

On August 14, 2008, the Board of Directors of the Company terminated Steven A. Kempenich for cause as Chief Executive Officer and removed him as a director. Mr. Kempenich was also terminated as Secretary of the Company. Mr. Kempenich did not hold any position on any committee of our Board of Directors.

Mr. Kempenich’s employment was terminated for Cause as Chief Executive Officer pursuant to the terms of his employment agreement and he was removed as a director for the same reason. Mr. Kempenich has furnished the Company with correspondence concerning the circumstances surrounding his removal, which is Exhibit 17 to this report.

At the same meeting, the Board of Directors appointed Shawn Landgraf, who was elected to our Board of Directors on July 29, 2008, as our Chief Executive Officer and Secretary.

Shawn Landgraf, Chief Executive Officer and Director

Shawn Landgraf, age 35, graduated with honors from The Smeal College of Business at the Pennsylvania State University in 1995. From 2001 to present, he has served as Chairman and CEO of Magnus Associates, a management consulting firm with advisory expertise in domestic and international private equity, investment banking, and business development matters. Mr. Landgraf currently is responsible for Magnus Associates new business generation, investment strategy and overall company direction. Additionally, over the last five years, Mr. Landgraf has worked in an advisory role with Comprehensive Medical Staffing, Diamond Property Development Co., and The Rail Network.

From 1996 to 2001, Mr. Landgraf was the founder, President and COO of TSI Broadband. Within five years of market entry, TSI Broadband became the leader in commercial broadband services. As an integral member of TSI Broadband, Mr. Landgraf was involved in the company’s overall strategy, business development, financial analysis and marketing. His responsibilities included overall company operations including fiscal strategy, sales, capital allocation and site acquisitions. From 1997 to 2001, Mr. Landgraf also served as Chairman of Aptegra Services, a premier provider of network integration and consulting services. Aptegra Services enabled small- to medium-sized companies to leverage technology in order to gain an edge over the competition. As Chairman, Mr. Landgraf oversaw the company’s direction, fiscal policy, technology deployment and recruiting services. Prior to 1996, Mr. Landgraf served as a financial analyst in the equity research division of Prudential-Vector Securities, in Chicago, IL, where he covered technology, biotechnology and healthcare companies.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

17.1	Letter dated August 19, 2008 from Steven A. Kempenich to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

By	/s/ Shawn Landgraf
Shawn Landgraf, Chief Executive Officer

Date: August 20, 2008